                                   NEWS

www.republicbancorp.com	Nasdaq: RBNC

FOR FURTHER INFORMATION:

Thomas F. Menacher	Kristine D. Brenner
Exec.V.P., Treasurer & CFO	Director of Investor Relations
tmenacher@republicbancorp.com	kbrenner@republicbancorp.com
(989) 725-7337	(989) 725-7337

REPUBLIC BANCORP REPORTS
FOURTH QUARTER RESULTS AND RECORD EARNINGS IN 2005

————————————

2005 Highlights Include:

•	Record net income of $69.2 million
•	Earnings per share of $.90, up 6%
•	Return on equity of 16.90%
•	Commercial loan growth of 8%
•	Efficiency ratio of 46.85%, well below peer

ANN ARBOR, Michigan—January 17, 2006—Republic Bancorp Inc., (Nasdaq: RBNC), today announced record net income for the year ended December 31, 2005 of $69,181,000, compared to net income of $66,684,000 earned in 2004. Diluted earnings per share were $.90, up 6% from $.85 earned in 2004. Net income generated returns of 1.15% on average assets and 16.90% on average shareholders’ equity for the year ended December 31, 2005.

“We are very pleased to report another year of record income for Republic,” commented Dana M. Cluckey, President and Chief Executive Officer. “The Company’s three business lines all contributed to our profitability and growth and worked well together to serve our customers. Our return on equity of approximately 17% continues to be well in excess of our peer group (the largest 51-100 bank holding companies in the country).”

“As we announced last week, we are also very proud to be recognized again as one of America’s 100 Best Companies to Work For by FORTUNE and ranking as the 17th Best Company to Work For and the top rated bank in the country. As a company, we firmly believe in individual recognition and providing our employees the opportunity for financial and professional growth. All of our employees are shareholders of the Company and we believe that motivated employees will deliver exceptional service to our customers, resulting in increased value for our shareholders,” added Mr. Cluckey.

Net income for the fourth quarter was $17,177,000, compared to net income of $16,804,000 earned for the same period in 2004. Diluted earnings per share were $.23, an increase of 6% over the $.21 earned in 2004. Annualized returns on average assets and average shareholders’ equity for the fourth quarter 2005 were 1.13% and 16.95%, respectively.

Results for 2005 reflect solid loan closings from each of the Company’s three business lines. The Commercial Banking division had a record $696 million of loan closings, up 23% compared to 2004. Additionally, the commercial division had SBA loan closings of $46 million during 2005. The Company’s commercial loan portfolio grew $123 million to $1.7 billion, or 8% over 2004.

The Retail Banking division had consumer loan closings of $428 million during 2005, primarily home equity lines of credit and term loans. Total retail deposits grew $48 million, or 2% compared to December 31, 2004.

During 2005, the Mortgage Banking division originated $1.5 billion of single family residential mortgages, with 38% of these loan closings being adjustable rate loans. At December 31, 2005, the Company’s mortgage loan pipeline of applicants in process was $303 million.

Income Statement
Net interest income increased $4.2 million, or 3%, for the year ended December 31, 2005 compared to 2004. The increase was primarily the result of a 6% increase in average earning assets for the year. For the quarter and year ended December 31, 2005, the Company’s net interest margin was 2.71% and 2.73%, respectively.

Total noninterest income, excluding mortgage banking income, was $24.6 million for the year ended December 31, 2005, which was consistent with 2004. Other noninterest income for the quarter ended December 31, 2005 includes gains totaling $513,000 from the sale of $16.8 million of consumer loans, as the Company sold higher loan to value loans to manage credit risk in its consumer loan portfolio. Also, during the quarter ended December 31, 2005 and included in other noninterest income, the Company realized proceeds of $516,000 from the demutualization of an insurance company that provided annuity contracts to D&N Bank. An additional $568,000 of proceeds from the sale of the stock is reflected in gain on sale of securities for the quarter ended December 31, 2005.

Mortgage banking income for the year ended December 31, 2005 was $18.7 million, a decrease of 18% from 2004. The decrease was primarily a result of a 17% decrease in mortgage loan sales. Mortgage banking income for the quarter ended December 31, 2005, includes a gain on sale of mortgage servicing rights of $999,000. During the quarter, the Company sold $536 million of mortgage loans serviced for others, of which 52% were mortgage servicing rights originated by the Company during 2005.

Total noninterest expense decreased $814,000, or 1%, for the year ended December 31, 2005 compared to 2004. The decrease was a result of a decrease of $1.3 million in other noninterest expense primarily reflecting lower voice and data communication expenses and other miscellaneous expenses.

The Company’s efficiency ratio for the year ended December 31, 2005 was 46.85%, which compares very favorably to our peer group.

Asset Quality and Capital
Net charge-offs to total average loans were 12 basis points for the year ended December 31, 2005 and remain substantially below the Company’s peer group. Total non-accrual loans increased $19 million from December 31, 2004, due primarily to increases in commercial loans and residential real estate mortgage loans.

For the year ended December 31, 2005, 3,037,500 shares were repurchased under the Company’s 2003 and 2005 Stock Repurchase Programs. During the fourth quarter of 2005, the Company repurchased 409,000 shares at an average price of $12.67 per share and has 1,062,852 shares available for repurchase at December 31, 2005.

The Company’s capital ratios continue to be well in excess of the requirements for a well-capitalized bank. At December 31, 2005, the Company’s Total risk-based capital ratio was 12.32% and the Tier 1 leverage ratio was 7.57%.

About the Company
Republic Bancorp Inc., with $6.1 billion in assets, is the third largest bank holding company headquartered in Michigan and the 81st largest bank holding company in the country. Its subsidiary, Republic Bank, serves customers in Michigan, Ohio and Indiana with 95 retail, commercial and mortgage banking offices and 90 ATMs. Republic has consistently been the #1 Small Business Administration bank lender based in Michigan and one of the Midwest’s top retail mortgage lenders. Republic was named the 17th Best Company to Work For by FORTUNE magazine (marking the 6th year on FORTUNE’s “100 Best Companies to Work For” list) and named to Working Mother magazine’s list of “100 Best Companies for Working Mothers” for the fifth year in a row.

Information about Republic Bancorp Inc.’s financial results and its products and services, including on-line banking and mortgage applications can be accessed at www.republicbancorp.com.

Cash Dividend
The Company currently pays an annual cash dividend of $.44 per share, which represents an annual yield of approximately 3.6% based on the Company’s current stock price.

Safe Harbor Statement
As with any statements other than those reflecting historical facts, forward-looking statements contained in this announcement involve risk, and, as such, future financial performance may differ from current expectations due to a variety of marketplace factors. These factors include, without limitation, those disclosed in Republic Bancorp’s most recent filings on Form 10-K and Form 10-Q with the Securities and Exchange Commission.

REPUBLIC BANCORP INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	Dec. 31, 2005	Sept. 30, 2005	June 30, 2005	Dec. 31, 2004
		(Unaudited)	(Unaudited)
ASSETS
Cash and cash equivalents	$52,527	$68,395	$55,575	$53,671
Mortgage loans held for sale	38,259	91,844	143,589	105,318
Securities available for sale	862,690	831,820	835,285	620,794
Securities held to maturity (at cost)	227,304	237,059	252,527	222,757
Loans	4,628,258	4,585,988	4,533,129	4,463,975
Less allowance for loan losses	(42,122)	(41,946)	(41,871)	(41,818)
Net loans	4,586,136	4,544,042	4,491,258	4,422,157
Federal Home Loan Bank stock (at cost)	80,525	80,521	80,514	80,511
Premises and equipment	26,586	26,690	25,687	26,493
Bank owned life insurance	116,519	115,498	114,414	112,978
Other assets	91,220	85,613	76,379	69,298
Total assets	$6,081,766	$6,081,482	$6,075,228	$5,713,977

LIABILITIES
Noninterest-bearing deposits	$284,932	$295,124	$308,730	$274,747
Interest-bearing deposits:
NOW accounts	187,190	184,476	196,221	203,553
Savings and money market accounts	932,048	977,221	988,449	1,100,333
Retail certificates of deposit	1,102,188	1,049,334	1,013,567	879,361
Wholesale deposits	636,585	708,452	528,119	588,217
Total interest-bearing deposits	2,858,011	2,919,483	2,726,356	2,771,464
Total deposits	3,142,943	3,214,607	3,035,086	3,046,211
Federal funds purchased and other short-term borrowings	709,300	641,200	719,775	538,300
Short-term FHLB advances	218,000	190,000	362,500	215,000
Long-term FHLB advances and security repurchase agreements	1,489,432	1,515,877	1,434,934	1,390,878
Accrued expenses and other liabilities	67,632	64,570	63,826	63,950
Long-term debt	50,000	50,000	50,000	50,000
Total liabilities	5,677,307	5,676,254	5,666,121	5,304,339

SHAREHOLDERS’ EQUITY
Preferred stock, $25 stated value: $2.25 cumulative
and convertible; 5,000,000 shares authorized,
none issued and outstanding	-	-	-	-
Common stock, $5 par value; 100,000,000 shares
authorized; 74,976,000, 75,309,000, 76,126,000, and 77,468,000 issued and outstanding, respectively	374,882	342,315	346,026	352,125
Capital surplus	41,491	40,030	47,556	59,303
Unearned compensation - restricted stock	(4,770)	(5,623)	(6,323)	(3,207)
Retained earnings	3,114	32,692	23,024	3,634
Accumulated other comprehensive loss	(10,258)	(4,186)	(1,176)	(2,217)
Total shareholders’ equity	404,459	405,228	409,107	409,638

Total liabilities and shareholders’ equity	$6,081,766	$6,081,482	$6,075,228	$5,713,977

                                                                              Page 5

REPUBLIC BANCORP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2005	2004	2005	2004
Interest Income
Loans, including fees	$73,381	$64,413	$275,858	$241,049
Investment securities and FHLB stock dividends	12,890	9,864	50,342	41,330
Total interest income	86,271	74,277	326,200	282,379

Interest Expense
Deposits	21,737	14,451	72,710	53,179
Short-term borrowings	8,823	3,954	31,915	12,237
Long-term FHLB advances and security repurchase agreements	15,759	15,723	63,239	62,813
Long-term debt	1,075	1,075	4,300	4,300
Total interest expense	47,394	35,203	172,164	132,529
Net interest income	38,877	39,074	154,036	149,850
Provision for loan losses	1,500	1,750	5,800	8,500
Net interest income after provision for loan losses	37,377	37,324	148,236	141,350

Noninterest Income
Service charges	3,155	2,841	12,162	11,514
Mortgage banking income	4,856	6,441	18,673	22,739
Gain on sale of securities	611	497	1,785	2,461
Gain on sale of SBA loans	889	1,230	2,470	3,816
Income from bank owned life insurance	1,033	1,095	4,209	4,648
Other noninterest income	1,825	1,034	4,005	2,141
Total noninterest income	12,369	13,138	43,304	47,319

Noninterest Expense
Salaries and employee benefits	16,427	16,862	57,530	56,819
Occupancy expense of premises	2,672	2,584	10,471	10,243
Equipment expense	1,460	1,677	6,248	6,675
Other noninterest expense	4,673	5,203	19,012	20,338
Total noninterest expense	25,232	26,326	93,261	94,075
Income before income taxes	24,514	24,136	98,279	94,594
Provision for income taxes	7,337	7,332	29,098	27,910
Net income	$17,177	$16,804	$69,181	$66,684

Basic earnings per share	$.23	$.22	$.91	$.86
Diluted earnings per share	$.23	$.21	$.90	$.85

REPUBLIC BANCORP INC.
SUMMARY OF SELECTED FINANCIAL DATA
(In thousands, except operating data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2005	2004	2005	2004
Operating Data (in millions):
Residential mortgage loan closings:
Fixed rate	$210	$214	$950	$978
Adjustable rate	127	230	576	979
Total residential mortgage loan closings	$337	$444	$1,526	$1,957

Conventional loans	$158	$214	$785	$945
Government loans	26	44	133	190
Construction loans	43	65	190	255
Jumbo and other loans	110	121	418	567
Total residential mortgage loan closings	$337	$444	$1,526	$1,957

Refinances (percent of total)	41%	38%	39%	40%
Mortgage loan sales	$240	$364	$1,015	$1,220

Commercial loan closings:
Commercial loans	$197	$151	$696	$564
SBA loans	11	13	46	53
Total commercial loan closings	$208	$164	$742	$617

Consumer loan closings:	$100	$107	$428	$498

Performance Ratios (annualized for the quarter):
Return on average assets	1.13%	1.17%	1.15%	1.18%
Return on average equity	16.95%	16.44%	16.90%	17.03%
Net interest margin	2.71%	2.88%	2.73%	2.83%
Efficiency ratio (1)	49.03%	50.00%	46.85%	47.34%

Per Common Share Data:
Average common shares outstanding - diluted	75,853	78,567	77,074	78,401
Cash dividends declared	$.11	$.10	$.41	$.348
Book value	$5.39	$5.29	$5.39	$5.29
Tangible book value	$5.34	$5.22	$5.34	$5.22

	Dec. 31,	Sept. 30,	June 30,	Dec. 31,
	2005	2005	2005	2004
Capital Ratios:
Shareholders’ equity to assets	6.65%	6.66%	6.73%	7.17%
Tier 1 risk-based capital	11.24%	11.18%	11.38%	11.87%
Total risk-based capital	12.32%	12.27%	12.50%	12.96%
Tier 1 leverage	7.57%	7.52%	7.57%	7.94%

(1)	Includes total noninterest expense, divided by total revenue (FTE), excluding gain on sale of securities.

REPUBLIC BANCORP INC.
SUMMARY OF SELECTED FINANCIAL DATA
(Dollars in thousands)

	Three Months Ended			Three Months Ended
	December 31, 2005			December 31, 2004
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
Average Assets:
Short-term investments	$912	$10	4.54%	$689	$3	1.42%
Mortgage loans held for sale	67,306	1,014	6.02	143,697	2,091	5.82
Securities available for sale:
Taxable	643,608	7,581	4.71	427,399	4,476	4.19
Tax-exempt	203,611	2,644	5.15	206,777	2,881	5.47
Securities held to maturity	233,391	2,673	4.58	227,877	2,613	4.59
Portfolio loans:
Commercial loans	1,702,473	30,225	6.95	1,570,694	23,575	5.87
Residential real estate mortgage loans	2,168,307	28,987	5.35	2,162,544	28,422	5.26
Installment loans	755,571	13,155	6.91	726,132	10,325	5.64
Total loans, net of unearned income	4,626,351	72,367	6.19	4,459,370	62,322	5.54
FHLB stock	80,521	813	4.01	80,733	829	4.07
Total interest-earning assets	5,855,700	87,102	5.90	5,546,542	75,215	5.38
Allowance for loan losses	(41,999)			(44,749)
Cash and due from banks	49,600			56,550
Other assets	226,649			198,569
Total assets	$6,089,950			$5,756,912

Average Liabilities and Shareholders’ Equity:
Interest-bearing demand deposits	$183,100	$241	0.52%	$201,091	$194	0.38%
Savings and money market accounts	962,045	5,046	2.08	1,088,437	3,877	1.42
Retail certificates of deposit	1,076,896	9,454	3.48	876,857	6,770	3.06
Wholesale deposits	695,984	6,996	3.99	593,684	3,610	2.41
Total interest-bearing deposits	2,918,025	21,737	2.96	2,760,069	14,451	2.08
Short-term borrowings	849,750	8,823	4.06	818,947	3,954	1.89
Long-term FHLB advances and security repurchase agreements	1,534,208	15,759	4.02	1,394,075	15,723	4.41
Long-term debt	50,000	1,075	8.60	50,000	1,075	8.60
Total interest-bearing liabilities	5,351,983	47,394	3.49	5,023,091	35,203	2.76
Noninterest-bearing deposits	285,165			286,931
Other liabilities	47,539			37,949
Total liabilities	5,684,687			5,347,971
Shareholders’ equity	405,263			408,941
Total liabilities and shareholders’ equity	$6,089,950			$5,756,912

Net interest income/rate spread (FTE)		$39,708	2.41%		$40,012	2.62%

FTE adjustment		$831			$938

Impact of noninterest- bearing sources of funds			0.30%			0.26%

Net interest margin (FTE)			2.71%			2.88%

REPUBLIC BANCORP INC.
SUMMARY OF SELECTED FINANCIAL DATA
(Dollars in thousands)

	Year Ended			Year Ended
	December 31, 2005			December 31, 2004
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
Average Assets:
Short-term investments	$1,218	$32	2.64%	$585	$7	1.21%
Mortgage loans held for sale	95,470	5,644	5.91	119,070	6,862	5.76
Securities available for sale:
Taxable	607,531	28,040	4.62	483,900	19,242	3.98
Tax-exempt	208,178	11,187	5.37	215,707	12,348	5.72
Securities held to maturity	243,142	11,130	4.58	222,358	10,082	4.53
Portfolio loans:
Commercial loans	1,641,529	109,104	6.65	1,546,485	87,973	5.69
Residential real estate mortgage loans	2,149,873	112,968	5.25	2,089,464	109,446	5.24
Installment loans	747,952	48,142	6.44	676,236	36,768	5.42
Total loans, net of unearned income	4,539,354	270,214	5.95	4,312,185	234,187	5.43
FHLB stock	80,614	3,459	4.29	80,722	3,651	4.51
Total interest-earning assets	5,775,507	329,706	5.71	5,434,527	286,379	5.27
Allowance for loan losses	(41,962)			(43,016)
Cash and due from banks	49,841			54,642
Other assets	214,205			189,936
Total assets	$5,997,591			$5,636,089

Average Liabilities and Shareholders’ Equity:
Interest-bearing demand deposits	$194,134	$959	0.49%	$192,728	$600	0.31%
Savings and money market accounts	1,005,075	17,883	1.78	1,043,983	13,629	1.30
Retail certificates of deposit	1,002,776	33,055	3.30	882,525	27,741	3.14
Wholesale deposits	597,647	20,813	3.48	510,367	11,209	2.19
Total interest-bearing deposits	2,799,632	72,710	2.60	2,629,603	53,179	2.02
Short-term borrowings	960,611	31,915	3.32	852,002	12,237	1.41
Long-term FHLB advances and security repurchase agreements	1,450,456	63,239	4.36	1,400,875	62,813	4.48
Long-term debt	50,000	4,300	8.60	50,000	4,300	8.60
Total interest-bearing liabilities	5,260,699	172,164	3.27	4,932,480	132,529	2.68
Noninterest-bearing deposits	283,451			276,799
Other liabilities	43,986			35,229
Total liabilities	5,588,136			5,244,508
Shareholders’ equity	409,455			391,581
Total liabilities and shareholders’ equity	$5,997,591			$5,636,089

Net interest income/rate spread (FTE)		$157,542	2.44%		$153,850	2.59%

FTE adjustment		$3,506			$4,000

Impact of noninterest- bearing sources of funds			0.29%			0.24%

Net interest margin (FTE)			2.73%			2.83%

REPUBLIC BANCORP INC.
SUMMARY OF SELECTED FINANCIAL DATA
(Dollars in thousands)

	Dec. 31,	Sept. 30,	June 30,	Dec. 31,
	2005	2005	2005	2004
Portfolio Loan Summary:

Commercial loans:
Commercial and industrial	$28,314	$30,390	$29,753	$32,632
Commercial real estate mortgage	1,669,556	1,647,460	1,612,718	1,542,660
Total commercial loans	1,697,870	1,677,850	1,642,471	1,575,292
Residential real estate mortgages	2,193,128	2,146,613	2,137,046	2,152,720
Installment loans	737,260	761,525	753,612	735,963
Total portfolio loans	$4,628,258	$4,585,988	$4,533,129	$4,463,975

Non-Performing Assets:

Non-accrual loans:
Commercial	$27,344	$24,913	$14,550	$17,744
Residential real estate mortgage	19,026	13,636	12,202	10,705
Installment	2,413	1,361	1,100	852
Total non-accrual loans	48,783	39,910	27,852	29,301
Other real estate owned:
Commercial	8,575	9,089	4,441	650
Residential real estate mortgage	3,029	3,331	3,399	2,720
Installment	712	687	1,077	790
Total other real estate owned	12,316	13,107	8,917	4,160
Total non-performing assets	$61,099	$53,017	$36,769	$33,461

Allowance for Loan Losses (for the quarter):

Balance at beginning of period	$41,946	$41,871	$41,855	$44,167
Loans charged off:
Commercial	1,387	924	907	753
Residential real estate mortgage	340	577	719	379
Installment	294	345	270	386
Total charge-offs	2,021	1,846	1,896	1,518
Recoveries:
Commercial	334	96	242	17
Residential real estate mortgage	135	219	17	35
Installment	228	206	253	184
Total recoveries	697	521	512	236
Net charge-offs	1,324	1,325	1,384	1,282
Provision charged to expense	1,500	1,400	1,400	1,750
Reclassification of allowance for loan losses
on unfunded loan commitments(1)	-	-	-	(2,817)
Balance at end of period	$42,122	$41,946	$41,871	$41,818

(1)
During the fourth quarter of 2004, the Company reclassified $2.8 million of its allowance for loan losses to a separate allowance for probable credit losses inherent in unfunded loan commitments. Net income and prior period balances were not affected by this reclassification. The separate allowance is included in “accrued expenses and other liabilities”.

REPUBLIC BANCORP INC.
SUMMARY OF SELECTED FINANCIAL DATA
(Dollars in thousands)

	Dec. 31,	Sept. 30,	June 30,	Dec. 31,
	2005	2005	2005	2004
Asset Quality Ratios:
Non-performing assets to loans and
other real estate owned	1.32%	1.15%	.81%	.75%
Non-performing assets to total assets	1.00%	.87%	.61%	.59%
Allowance for loan losses
to non-performing loans	86.35%	105.10%	150.33%	142.72%
Allowance for loan losses to loans	.91%	.91%	.92%	.94%
Allowance for loan losses to loans (excluding
residential real estate mortgages)	1.73%	1.72%	1.75%	1.81%
Net charge-offs to average loans: (1)
Commercial loans	.25%	.20%	.16%	.19%
Residential real estate mortgage loans	.04%	.07%	.13%	.06%
Installment loans	.03%	.07%	.01%	.11%
Total loans	.11%	.12%	.12%	.11%

(1)	Quarter-to-date, annualized.